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                                                                    Exhibit 10.3

                               FIRST AMENDMENT TO

                                 ALLERGAN, INC.

                         EMPLOYEE STOCK OWNERSHIP PLAN
                                (RESTATED 1996)

         The ALLERGAN, INC. EMPLOYEE STOCK OWNERSHIP PLAN (RESTATED 1996) (the "Plan") is hereby amended to read as follows:

1. The last paragraph of Section 5.11 of the Plan is amended by deleting it in its entirety and replacing it with the following:

          "Notwithstanding the foregoing, a Qualified Participant who is an Insider may only elect to diversify his ESOP Account if, within six month before the Participant's election, he has not made an election under the Allergan, Inc. Savings and Investment Plan or the provision of any Company plan covered by Rule 16b-3 (promulgated pursuant to the Securities Exchange Act of 1934) then in existence that would result in the transfer into a Company equity securities fund."

2.        A new Section 10.4(c) is hereby added to read as follows:

                   "(c)         In the event of a Change in Control (as defined
          in Section 10.4(b) above), the Company shall be required to repay in full, solely from its own funds and within thirty (30) days following the date of such Change in Control, all Exempt Loans and Substitute Loans outstanding on the date of the Change in Control. Notwithstanding any other provision of the Plan to the contrary, all assets (including Company Stock) and funds that are released from the Exempt Loan Suspense Subfund on account of repayment by the Company under this Section 10.4(c) shall be allocated, for the Plan Year in which the Change in Control occurs, in accordance with the formula set forth herein (consistent with the requirements imposed under
          Article XI, Section 4.2(d) and other requirements of the Code).
          Under the formula for allocation set forth herein, assets and funds that are released shall be allocated to Employees who are Participants as of the date of the Change in Control (or who would have been Participants but for their death, Disability or retirement at or after age 55 during the Plan Year) in the same ratio that each such Participant's Compensation for the Plan Year through the last pay period ending on or before the date of such Change in Control bears to the total Compensation of all such Participants for the Plan Year through their last pay periods ending on or before the date of such Change in Control."
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         IN WITNESS WHEREOF, Allergan, Inc. hereby executes this instrument evidencing the above terms of the Allergan, Inc. Employee Stock Ownership Plan effective as of July 23, 1996.


By: /S/ Francis R. Tunney, Jr.
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Title:   Corporate Vice President, General Counsel and Secretary